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Exhibit 99.1    Description of Slides Regarding McLeodUSA's Proposed Acquisition
                of Splitrock.


Slide 01

Large McLeodUSA logo and Splitrock logo


Slide 02

A Great Deal. . .

            Consideration
                Stock                           34M (shares)*
                Fixed Exchange Ratio            ($30-31)
                Debt (net)                      $150M
                Enterprise value                2.1B

            Key Terms
                No Cap or Collar Provisions
                Voting Agreement (55% shares)
                3-year Shareholder Agreement
                Purchase Accounting
                Expected Close - 2Q00

*13% Fully Diluted

McLeodUSA logo          . . .accelerating data rollout


Slide 03

McLeodUSA. . . .

[Below this text Local Business Lines, and on the left side of the slide appears a map of the continental United States, showing the 48 states therein. The two letter postal state abbreviation symbols "WA," "OR," "ID," "MT," "WY," "UT," "AZ," "NM," "CO," "KS," "NE," "SD," "ND," "MN," "WI," "IA," "MO," "IL," "IN,"
"OH," "MI," appear in bold type within the respective boundaries of the state which each symbol represents. The following numerical percentages appear within the following states: Michigan "8%," Illinois "31%," Wisconsin "14%," Minnesota "19%," Iowa "43%," Nebraska "1%," South Dakota "30%," North Dakota "26%,"
Wyoming `25%," Colorado "12%,".   Stars and numerical percentages associated
therewith are located in the states of Indiana "7%" and Missouri "37%". The following years appear within the following states: Ohio 2001, Kansas 2000, New Mexico 2000, Arizona 2000, Utah 2000, Oregon 2000, Washington 2000, Idaho 2000 and Montana 2000. Below the map on
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the left side appears a legend showing a star with the text "Springfield, MO"
and "Indianapolis, IN" to its right. Below the map on the left side appears text "Excludes Tier 1 Markets". Beside the map on the right side text is listed with bullet points: High Marketshare Lowest Attrition, 10,000 Mile Network, Best Systems Customer & Network, Brand - 24M Directories]

McLeodUSA logo            . . .great plan, great execution


Slide 04

SPLITROCK Next Generation. . .

[Centered in the slide is a diagram of the 48 continental United States and Alaska and Hawaii. Above the diagram is a legend showing ATM POPs - 350. Inside the Diagram are sporadic dots showing the 350 ATM POPs. Beside the diagram is text listed with bullet points: 90% U.S. Coverage 800 Cities, 16,000 Mile Fiber (Level 3, 2001), ATM-to-the-Edge All Products All Locations.]

McLeodUSA logo              . . .data connections company


Slide 05

Drivers to Growth. . .

Time to Market (arrow pointing right) SPLT Network Now
Systems (arrow pointing right) SPLT + MCLD/WilTel
Execution (arrow pointing right) Wilkens, SPLT Team, More

McLeodUSA logo            . . .keys to the opportunity


Slide 06

Experienced and Focused. . .

[Organizational chart listing the Chief Executive Office. In the first row in one box is Clark McLeod with his title as Chairman & CEO of McLeodUSA Incorporated his Focus: External. In the second row are two boxes the first is Steve Gray with his title Pres/CEO CLEC Focus: Regional/Retail. The second box lists Roy Wilkens with his title of Pres/CEO Data Focus: National/Data.]

McLeodUSA logo            . . .the formula for execution
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Slide 07

Roy Wilkens. . .

 .  President/CEO McLeodUSA Data - January 2000
 .  Founder/CEO WilTel 1985-1997
   .  Completed first transcontinental fiber build
   .  Largest and most respected wholesaler
   . Premier data company in the United States (first nationwide frame relay service)
   .  Acquired by WorldCom 1995 (CEO WilTel and Vice Chairman WorldCom 1995-97)

 .  Appointments
   . National Security Telecommunications Advisory Council (both President Bush and President Clinton)
   .  Past chairman of Comptel
   .  TRA voted Wilkens most influential person (Telecom, last 15 years)

McLeodUSA logo            . . .a leader in telecommunications


Slide 08

Network Combination. . .

[Centered on the slide is a diagram of the continental United Sates. In dark print are lines connecting McLeodUSA's current switch and fiber routes along with current switch sites. In light print are lines of Splitrock's current fiber route, core sites, hub sites and network centers. To the right of the diagram is a key listing a light star as McLeodUSA's current switch site, a dark star listing McLeodUSA's future switch site, and a dark line listing the fiber route. Below the McLeodUSA key is a key for Splitrock listing light triangle for Core sites, a light circle for hub sites, a light line for fiber route, and a light triangle with a circle around it for the network center. Below this diagram is the text illustration only. Above the diagram is text 26,000 Fiber Miles.]

McLeodUSA logo              . . .a perfect fit


Slide 09

Benefit of McLeodUSA and Splitrock. . .

In-Region Customer - Retail                   (arrow up) Rev.  (arrow down) Cost
      More Data Products, ATM-to-the Edge/TM/        X                 X
      More Customer Types (S,M,L)                    X                 X
      Product Use Out-of-Region, Travel              X                 X
      Out-of-Region Termination, Data & Voice        X

Out-of-Region Customers - National Data
     1st, 2nd, 3rd Tier Coverage - 90% USA    X                 X
     All Products, 800 Cities                 X                 X

McLeodUSA logo            . . .both top and bottom line


Slide 10

Stock Price Exchange Ratio. . .

[Two line graphs appear.  One listing the Splitrock Daily Closing price:
08/02/99 Through 01/06/00. Numbers, shown as prices, up the left side are even numbers showing "10," "12," "14," "16," "18," "20," "22," "24," "26". Along the
bottom line are the months "Sept," "Oct," "Nov," "Dec," "Jan 2000." The second graph lists Exchange Ratio: 08/02/99 through 01/06/00. Numbers up the left side shown as Exchange Ratio are listed at "0.30," "0.35," 0.40," 0.45," "0.50,"
"0.55," "0.60". Along the bottom are months with the first letter abbreviation and a day of the week number above it, starting with A 6 and showing a point for each week until J 6 2000. Above the "J 6" is a dot with the words Deal Price 5 day avg.]

McLeodUSA logo              . . .great timing


Slide 11

McLeodUSA and Splitrock. . .

                                 Right Assets

                               Right Management

                                Right Execution

                                  Right Time

McLeodUSA logo            . . .right combination


Slide 12

Large McLeodUSA logo and Splitrock logo